                             MCDONALD'S CORPORATION
                               OFFER TO EXCHANGE
              % SUBORDINATED DEFERRABLE INTEREST DEBENTURES DUE 2025
                     FOR UP TO 18,000,000 DEPOSITARY SHARES
                    EACH REPRESENTING 1/2,000 OF A SHARE OF
                   7.72% CUMULATIVE PREFERRED STOCK, SERIES E


 THE EXCHANGE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 5:00
                  P.M., NEW YORK CITY TIME, ON        , 1995,
                     UNLESS THE EXCHANGE OFFER IS EXTENDED.

                                                                          , 1995

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

  In our capacity as Dealer Managers, we are enclosing materials relating to the offer by McDonald's Corporation, a Delaware corporation (the "Company"), to exchange up to $450,000,000 aggregate principal amount of its % Subordinated Deferrable Interest Debentures due 2025 (the "Debentures") for up to 18,000,000 Depositary Shares (the "Depositary Shares"), each representing 1/2,000 of a share of 7.72% Cumulative Preferred Stock, Series E, of the Company, upon the
terms and subject to the conditions set forth in the Prospectus, dated        ,
1995 (the "Prospectus"), and in the related Letter of Transmittal (which together constitute the "Exchange Offer").

  The Company expressly reserves the right to (i) extend, amend or modify the terms of the Exchange Offer in any manner and (ii) withdraw or terminate the Exchange Offer and not accept for exchange any Depositary Shares, if any of the conditions to the Exchange Offer is not satisfied, including (without limitation) if fewer than 4,000,000 Depositary Shares are tendered.

  We are asking you to contact your clients for whom you hold Depositary Shares registered in your name (or in the name of your nominee) or who hold Depositary Shares registered in their own names. Please bring the Exchange Offer to their attention as promptly as possible.

  NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY HOLDER AS TO WHETHER TO TENDER ALL OR ANY DEPOSITARY SHARES. HOLDERS MUST MAKE THEIR OWN DECISIONS AS TO WHETHER TO TENDER DEPOSITARY SHARES AND, IF SO, HOW MANY DEPOSITARY SHARES TO TENDER.

  The Company will pay a solicitation fee of $0.50 per Depositary Share (the "Solicitation Fee") for any Depositary Shares tendered by physically delivering depositary receipts which are accepted for exchange and exchanged pursuant to the Exchange Offer and covered by a Letter of Transmittal which designates, as having solicited and obtained the tender, the name of (i) any broker or dealer in securities, including each Dealer Manager in its capacity as a broker or dealer, which is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company (each of which is referred to herein as a "Soliciting Dealer"). No Solicitation Fee shall be payable to a Soliciting Dealer with respect to the tender of depositary receipts evidencing Depositary Shares by a holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer as such in the box captioned "Solicited Tenders".

  If tendered Depositary Shares are being delivered by book-entry transfer made to an account maintained by the Exchange Agent with DTC, the Soliciting Dealer must return a Notice of Solicited

Tenders to the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date in order to receive a Solicitation Fee. No Solicitation Fee shall be payable to a Soliciting Dealer in respect of Depositary Shares (i) beneficially owned by such Soliciting Dealer or (ii) registered in the name of such Soliciting Dealer unless such Depositary Shares are held by such Soliciting Dealer as nominee and such Depositary Shares are being tendered for the benefit of one or more beneficial owners identified on the Letter of Transmittal or the Notice of Solicited Tenders. No Solicitation Fee shall be payable to the Soliciting Dealer with respect to the tender of Depositary Shares by the holder of record, for the benefit of the beneficial owner, unless the beneficial owner has designated such Soliciting Dealer.

  No Solicitation Fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer any portion of such fee to a tendering holder (other than itself). No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of the Company, the Exchange Agent, the Information Agent or the Dealer Managers for purposes of the Exchange Offer.

  The Company will also, upon request, reimburse Soliciting Dealers for reasonable and customary handling and mailing expenses incurred by them in forwarding materials relating to the Exchange Offer to their customers. The Company will pay all transfer taxes applicable to the exchange of Depositary Shares pursuant to the Exchange Offer, subject to Instruction 7 of the Letter of Transmittal.

  Enclosed herewith for your information and for forwarding to your clients are copies of the following documents:

    1. The Prospectus dated        , 1995;

    2. The Letter of Transmittal to be used by holders of Depositary Shares in accepting the Exchange Offer (duly executed photocopies of the Letter of Transmittal may also be used);

    3. The Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Depositary Shares or other required documents cannot be delivered to the Exchange Agent by the Expiration Date or book-entry procedures cannot be compiled with on a timely basis;

    4. A form of letter which may be sent to your clients for whose accounts you hold Depositary Shares registered in your name or in the name of your nominee, with a form provided for obtaining such client's instructions with regard to the Exchange Offer;

    5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

    6. A return envelope addressed to First Chicago Trust Company of New York, the Exchange Agent.

  YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE EXCHANGE OFFER, WITHDRAWAL RIGHTS AND PRORATION
PERIOD WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON        , 1995, UNLESS
THE EXCHANGE OFFER IS EXTENDED. PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS TO YOUR CLIENTS FOR WHOM YOU HOLD DEPOSITARY SHARES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE AS QUICKLY AS POSSIBLE.

  In all cases, exchanges of Debentures for Depositary Shares pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of depositary receipts for all physically delivered Depositary Shares, or confirmation of any book-entry transfer to the Exchange Agent's account at DTC of Depositary Shares tendered by book-entry transfer, as well as a properly completed and duly executed Letter of Transmittal, and any other documents required by the Letter of Transmittal, or an Agent's Message (as defined in the Prospectus) in connection with a book-entry transfer.

  The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Depositary Shares residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

  Questions and requests for assistance with respect to the Exchange Offer or for copies of the Prospectus and Letter of Transmittal may be directed to D.F. King & Co., Inc., the Information Agent for the Exchange Offer, at 77 Water Street, New York, New York 10005, telephone
(800) 628-8536 (toll-free) or (212) 269-5550 (collect).

                                          Very truly yours,

                                          Goldman, Sachs & Co.
                                          Merrill Lynch & Co.
                                          Morgan Stanley & Co. Incorporated
                                          Salomon Brothers Inc

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

                          NOTICE OF SOLICITED TENDERS
(TO BE COMPLETED ONLY FOR TENDERS OF DEPOSITARY SHARES MADE BY BOOK-ENTRY TRANSFER)

  List below the number of Depositary Shares tendered by book-entry transfer by each beneficial owner whose tender you have solicited. All Depositary Shares beneficially owned by a beneficial owner, whether in one account or several, and in however many capacities, must be aggregated for purposes of completing the table below. Any questions as to what constitutes beneficial ownership should be directed to the Exchange Agent. If the space below is inadequate, list the Beneficial Owners and the Depositary Shares tendered in a separate signed schedule and affix the list to this Notice of Solicited Tenders. Please do not complete the sections of the table headed "TO BE COMPLETED ONLY BY THE EXCHANGE AGENT."

  ALL NOTICES OF SOLICITED TENDERS SHOULD BE RETURNED TO, AND ALL QUESTIONS CONCERNING THE NOTICES OF SOLICITED TENDERS SHOULD BE DIRECTED TO, THE EXCHANGE AGENT. ALL NOTICES OF SOLICITED TENDERS MUST BE RECEIVED BY THE EXCHANGE AGENT WITHIN FIVE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE.


                TO BE COMPLETED   TO BE COMPLETED  TO BE COMPLETED TO BE COMPLETED
                    BY THE            BY THE         ONLY BY THE     ONLY BY THE
               SOLICITING DEALER SOLICITING DEALER EXCHANGE AGENT  EXCHANGE AGENT
- ----------------------------------------------------------------------------------
                                                                         FEE
                   NUMBER OF                          NUMBER OF      ($0.50 PER
  BENEFICIAL   DEPOSITARY SHARES    VOI TICKET       DEPOSITARY      DEPOSITARY
    OWNERS         TENDERED*          NUMBER*      SHARES ACCEPTED     SHARE)
- ----------------------------------------------------------------------------------
  Beneficial
  Owner
  No. 1
- ----------------------------------------------------------------------------------
  Beneficial
  Owner
  No. 2
- ----------------------------------------------------------------------------------
  Beneficial
  Owner
  No. 3
- ----------------------------------------------------------------------------------
  Beneficial
  Owner
  No. 4
- ----------------------------------------------------------------------------------
  Beneficial
  Owner
  No. 5
- ----------------------------------------------------------------------------------
  Beneficial
  Owner
  No. 6
- ----------------------------------------------------------------------------------
  Beneficial
  Owner
  No. 7
- ----------------------------------------------------------------------------------
  Beneficial
  Owner
  No. 8
- ----------------------------------------------------------------------------------
  Beneficial
  Owner
  No. 9
- ----------------------------------------------------------------------------------
  Beneficial
  Owner
  No. 10
- ----------------------------------------------------------------------------------
    Total

   *Must be completed in order to obtain payment of soliciting dealer fee.

  All questions as to the validity, form and eligibility (including time of receipt) of Notices of Solicited Tenders will be determined by the Exchange Agent, in its sole discretion, which determination will be final and binding. Neither the Exchange Agent nor any other person will be under any duty to give notification of any defects or irregularities in any Notice of Solicited Tenders or incur any liability for failure to give such notification.

  The undersigned hereby confirms that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with its solicitation of tenders of Depositary Shares pursuant to the Exchange Offer;
(ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Exchange Offer; (iii) in soliciting tenders of Depositary Shares, it has used no soliciting materials other than those furnished by the Company; and (iv) if it is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations.

- -------------------------------------     -------------------------------------
Firm Name (Please print)                  Address (Include Zip Code)

- -------------------------------------     -------------------------------------
Authorized Signature

- -------------------------------------     -------------------------------------
Name and Title                            Telephone Number